     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1997


                                                      REGISTRATION NO. 333-22043
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 4


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                            ESSEX INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              3357                             13-3496934
 (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)          CLASSIFICATION NUMBER)              IDENTIFICATION NUMBER)

                                1601 WALL STREET
                              FORT WAYNE, IN 46802
                                 (219) 461-4000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)
                           --------------------------

                              MR. STEVEN R. ABBOTT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ESSEX INTERNATIONAL INC.
                                1601 WALL STREET
                              FORT WAYNE, IN 46802
                                 (219) 461-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           --------------------------

                                   COPIES TO:

          KRIS F. HEINZELMAN, ESQ.                    ROBERT W. REEDER, III, ESQ.
          CRAVATH, SWAINE & MOORE                         SULLIVAN & CROMWELL
             825 EIGHTH AVENUE                              125 BROAD STREET
          NEW YORK, NEW YORK 10019                      NEW YORK, NEW YORK 10004

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED
                                                                       MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED(A)        PER SHARE(B)          PRICE(B)             FEE(C)
Common Stock, $.01 par value................      8,625,000             $20.00           $172,500,000          $52,273

(a) Includes 1,125,000 shares of Common Stock that may be sold pursuant to the Underwriters' over-allotment option.

(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933. A portion of the proposed maximum aggregate offering price represents shares that are to be offered outside of the United States but that may be resold from time to time in the United States. Such shares are not being registered for the purpose of sales outside the United States.

(c) Includes $45,455 previously paid in connection with the original filing on February 19, 1997 and $6,818 previously paid in connection with Amendment No. 1 on March 26, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    On April 10, 1997, BCP/Essex Holdings Inc. amended its corporate charter to change its name to Essex International Inc. The Registration Statement and Amendment No. 1 thereto were filed under the former corporate name.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for the New York Stock Exchange and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than underwriting discounts and commissions:

SEC registration fee...........................................  $   52,273
NASD filing fee................................................      17,750
NYSE listing fee...............................................     179,100
Printing and engraving expenses................................     320,000
Legal fees and expenses........................................     600,000
Accounting fees and expenses...................................     300,000
Transfer agent and registrar fees..............................      10,000
Miscellaneous..................................................      20,877
                                                                 ----------
Total..........................................................  $1,500,000
                                                                 ----------
                                                                 ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware Corporation Law.

    The foregoing statements are subject to the detailed provisions of the Delaware Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and the Registrant's By-laws.

    Article X of the Registrant's By-laws allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Registrant or is or was serving, serves or served as a director, partner, officer, agent or employee at another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant.

    Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article X of the Second Amended and Restated Certificate of Incorporation of the Registrant provides that no director shall be personally liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On July 3, 1996, the Registrant issued an aggregate of 5,930,000 shares of Common Stock to certain of its current stockholders and their affiliates (including 1,362,298 shares of Common Stock to Bessemer Holdings, L.P., 400,000 shares of Common Stock to an affiliate of Goldman, Sachs & Co. and 230,000 shares of Common Stock to Chase Equity Associates, a California Limited Partnership) at the price of $10.00 per share (after adjusting for a reverse stock split). On December 27, 1996, in connection with this offering, the Registrant issued an additional 437,708.5 shares of Common Stock to certain management employees of the Registrant at the price of $10.00 per share (after adjusting for a reverse stock split). The integrated offering, with an aggregate offering price of $63,677,080, was made pursuant to Rule 506 of Regulation D of the Securities Act, being an offering made by an issuer to no more than 35 purchasers (as defined) without any general solicitation and otherwise pursuant to the requirements of Rule 506.

    In January 1996, the Registrant granted to employees, in connection with 1995 performance, options to purchase up to 375,000 shares of Common Stock at an exercise price of $5.72 per share. In October 1996, the Registrant granted to employees options to purchase up to 87,500 shares of Common Stock at an exercise price of $10.00 per share. In January 1997, the Registrant granted to employees, in connection with 1996 performance and the 1996 private stock offering described in the preceding paragraph, options to purchase up to 730,000 shares of Common Stock at an exercise price of $10.00 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:


 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

    **1.1  --Form of U.S. Underwriting Agreement

    **1.2  --Form of International Underwriting Agreement

      2.1  --Agreement and Plan of Merger, dated as of July 24, 1992, between B E Acquisition Corporation and the
             Registrant (then known as MS/Essex Holdings, Inc.), incorporated by reference to Exhibit 2.1 to the
             Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the
             "Commission") on August 10, 1992 (Commission File No. 1-10211)

      2.2  --Amendment dated as of October 1, 1992, to the Agreement and Plan of Merger between B E Acquisition
             Corporation and the Registrant, incorporated by reference to Exhibit 2.2 to the Registrant's Current
             Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211)

      2.3  --Stock Purchase Agreement, dated January 15, 1988, between the Registrant (then known as MS/Essex
             Holdings Inc.) and United Technologies Corporation, incorporated by reference to Exhibit 2.02 to
             Essex Group, Inc.'s Registration Statement on Form S-1, filed with the Commission on March 24, 1988
             (Commission File No. 33-20825)

    **3.1  --Form of Second Amended and Restated Certificate of Incorporation of the Registrant

      3.2  --Conformed Restated Certificate of Incorporation of the Registrant, incorporated by reference to
             Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on November
             13, 1996 (Commission File No. 1-10211)

    **3.3  --Form of By-laws of the Registrant

      4.1  --Stock and Warrant Subscription Agreement dated as of October 9, 1992, among B E Acquisition
             Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman,
             Sachs & Co. and Chemical Equity Associates, A California Limited Partnership, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the Commission on
             October 26, 1992 (Commission File No. 1-10211)

      4.2  --Warrant Agreement dated as of October 9, 1992, among B E Acquisition Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc. and certain affiliates of Goldman, Sachs & Co., incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K, filed with the Commission on
             October 26, 1992 (Commission File No. 1-10211)

      4.3  --Amendment No. 2 dated as of June 5, 1995 to the Stock and Warrant Subscription Agreement dated as of
             October 9, 1992 among the Registrant, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman, Sachs & Co., and Chemical Equity Associates, A California Limited
             Partnership incorporated by reference to Exhibit 4.04 of the Registrant's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1996, filed with the Commission on February 19, 1997
             (Commission File No. 1-10211)

      4.4  --Indenture dated as of May 7, 1993, among Essex Group, Inc. and NBD Bank, National

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
             Association, as trustee under which the 10% Senior Notes Due 2003 are outstanding, incorporated by reference to Exhibit 4.1 to the Essex Registration Statement on Pre-Effective Amendment No. 1 to Form
             S-2 (Commission File No. 33-59488)

    **4.5  --Amended and Restated Credit Agreement, dated as of October 31, 1996, among the Registrant, Essex
             Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent

      4.6  --Credit Agreement dated as of October 31, 1996, among the Registrant, Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent, incorporated by reference to
             Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on November
             13, 1996 (Commission File No. 1-10211)

      4.7  --Senior Unsecured Note Agreement dated as of April 12, 1995, among the Registrant, as guarantor, Essex
             Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent, incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 12, 1995 (Commission File No. 1-10211)

      4.8  --Agreement and Lease dated as of April 12, 1995, between Mellon Financial Services Corporation #3 and
             Essex Group, Inc., incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on
             Form 10-Q, filed with the Commission on May 12, 1995 (Commission File No. 1-10211)

      5    --Opinion of Cravath, Swaine & Moore

      9.1  --Management Stockholders and Registration Rights Agreement dated as of October 9, 1992, among B E
             Acquisition Corporation, Bessemer Capital Partners, L.P. and certain employees of the Registrant's subsidiaries, incorporated by reference to Exhibit 28.3 to the registrant's Current Report on Form
             8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211)

      9.2  --Form of Irrevocable Proxy dated as of October 9, 1992, granted to Bessemer Capital Partners, L.P. by certain employees of the Registrant's subsidiaries, incorporated by reference to Exhibit 28.4 to the
             Registrant's Current Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission
             File No. 1-10211)

      9.3  --Form of Irrevocable Proxy dated December 1996, granted to Bessemer Holdings, L.P. by certain employees of the Registrant's subsidiaries, incorporated by reference to Exhibit 9.06 to the
             Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the
             Commission on February 19, 1997 (Commission File No. 1-10211)

      9.4  --Amendment No. 1 dated as of July 3, 1996, to the Management Stockholders Agreement, incorporated by reference to Exhibit 9.04 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211)

      9.5  --Amendment No. 2 dated as of December 11, 1996, to the Management Stockholders Agreement, incorporated by reference to Exhibit 9.05 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    **9.6  --Termination, Amendment and Approval Agreement

     10.1  --Engagement Letter dated July 22, 1992 between Bessemer Capital Partners, L.P. and Donaldson, Lufkin &
             Jenrette Securities Corporation, incorporated by reference to Exhibit 10.10 to the Essex Annual
             Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 1-7418)

     10.2  --Amendment dated October 9, 1992 among Bessemer Capital Partners, L.P., B E Acquisition Corporation,
             Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co., to Engagement Letter
             dated July 22, 1992 among Bessemer Capital Partners, L.P. and Donaldson, Lufkin & Jenrette Securities
             Corporation, incorporated by reference to Exhibit 10.11 to the Essex Annual Report on Form 10-K for
             the fiscal year ended December 31, 1992 (Commission file No. 1-74181)

     10.3  --Advisory Services Agreement dated as of December 15, 1992, among Bessemer Capital Partners, L.P., the
             Registrant and Essex Group, Inc. incorporated by reference to Exhibit 10.15 to the registrant's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 1-10211)

   **10.4  --Form of Registration Rights Agreement between Bessemer Holdings, L.P. and the Registrant

   **10.5  --Form of Termination Benefits Agreement

     10.6  --Registration Rights Agreement ("Registration Rights Agreement") dated as of October 9, 1992, among B
             E Acquisition Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman, Sachs & Co., and Chemical Equity Associates, A California Limited Partnership,
             incorporated by reference to Exhibit 28.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211)

     10.7  --Amendment No. 1 dated as of June 5, 1995, to the Registration Rights Agreement incorporated by reference to Exhibit 99.02 of the Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211)

     10.8  --Amended and Restated Stock Option Plan ("Stock Option Plan") of the Registrant, incorporated by reference to Exhibit 4.7 to the Registrant's Current Report on Form 8-K, filed with the Commission on
             October 26, 1992 (Commission File No. 1-10211)

     10.9  --Amendment No. 1 to the Stock Option Plan, incorporated by reference to Exhibit 99.04 to the
             Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the
             Commission on February 19, 1997 (Commission File No. 1-10211)

  **10.10  --Form of Amendment No. 2 to Stock Option Plan

   **11.1  --Pro forma earnings per share

   **21.1  --Subsidiaries of the Registrant

   **23.1  --Consent of Ernst & Young LLP

     23.2  --Consent of Cravath, Swaine & Moore (included in Exhibit 5)

   **24.   --Powers of Attorney (included in signature page of previous filing)

------------------------

**  Previously filed

    (b) Schedule(s):

        Schedule I--Parent Company Only Condensed Financial Statements

        Schedule II--Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing of the Offerings, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on April 16, 1997.


                                             ESSEX INTERNATIONAL INC.
                                             (Registrant)

                                             By:                     /s/ DAVID A. OWEN
                                                        ------------------------------------------
                                                                       David A. Owen
                                                         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                                                                   OFFICER AND TREASURER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                               TITLE                        DATE
----------------------------------  -------------------------------------  -----------------

                *                   President, Chief Executive Officer        April 16, 1997
---------------------------------     and Director (Principal Executive
         Steven R. Abbott             Officer)

        /s/ DAVID A. OWEN           Executive Vice President, Chief           April 16, 1997
---------------------------------     Financial Officer and Treasurer
          David A. Owen               (Principal Financial and Accounting
                                      Officer)

                *                   Director                                  April 16, 1997
---------------------------------
         Rodney A. Cohen
                                    Director
---------------------------------
      Stuart S. Janney, III

                *                   Director                                  April 16, 1997
---------------------------------
        Robert D. Lindsay

                *                   Director                                  April 16, 1997
---------------------------------
       Joseph H. Gleberman

                *                   Director                                  April 16, 1997
---------------------------------
          Ward W. Woods

   *By:       /S/ DAVID A. OWEN
---------------------------------
            David A. Owen
          Attorney-In-Fact

                                                                      SCHEDULE I

                            ESSEX INTERNATIONAL INC.

                  PARENT COMPANY ONLY CONDENSED BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1995         1996
                                                                                          -----------  -----------
                                                                                          IN THOUSANDS OF DOLLARS
                                                      ASSETS
Cash and cash equivalents...............................................................  $        38  $     1,530
Refundable income taxes.................................................................        3,062        1,211
Due from Essex Group, Inc. .............................................................          384        5,153
Investment in Essex Group, Inc..........................................................      114,678      151,066
                                                                                          -----------  -----------
                                                                                          $   118,162  $   158,960
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued liabilities.....................................................................  $       239  $       244
Redeemable preferred stock..............................................................       48,820      --
Common stock subject to put.............................................................        4,803       12,626
Stockholders' equity:
    Common stock .......................................................................          168          228
    Additional paid in capital .........................................................       85,779      139,145
    Carryover of Predecessor basis .....................................................      (15,259)     (15,259)
    Retained earnings (deficit).........................................................       (6,388)      21,976
                                                                                          -----------  -----------
                                                                                               64,300      146,090
                                                                                          -----------  -----------
                                                                                          $   118,162  $   158,960
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                   See Note to Condensed Financial Statements

                                                                      SCHEDULE I
                                                                     (CONTINUED)

                            ESSEX INTERNATIONAL INC.

               PARENT COMPANY ONLY CONDENSED STATEMENTS OF INCOME

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                              1994          1995         1996
                                                                            ---------  --------------  ---------
                                                                                  IN THOUSANDS OF DOLLARS
                                                                            ------------------------------------
Costs and Expenses:
  Interest expense .......................................................  $  36,165    $   14,476    $  --
  Other expense, net .....................................................       (280)           47           63
                                                                            ---------  --------------  ---------
Loss before income taxes, equity in earnings of subsidiary, and
  extraordinary charge ...................................................    (35,885)      (14,523)         (63)
Income tax benefit .......................................................    (13,200)       (5,300)      --
                                                                            ---------  --------------  ---------
Loss before equity in earnings of subsidiary and extraordinary charge.....    (22,685)       (9,223)         (63)
Equity in earnings of Essex Group, Inc. before extraordinary charge ......     30,171        22,494       37,571
                                                                            ---------  --------------  ---------
Income before extraordinary charge .......................................      7,486        13,271       37,508
Equity in Essex Group, Inc. extraordinary charge-net of income tax
  benefit.................................................................     --             2,971        1,183
                                                                            ---------  --------------  ---------
Net income ...............................................................  $   7,486    $   10,300    $  36,325
                                                                            ---------  --------------  ---------
                                                                            ---------  --------------  ---------

                   See Note to Condensed Financial Statements

                                                                   SCHEDULE I
                                                                   (CONTINUED)

                            ESSEX INTERNATIONAL INC.

             PARENT COMPANY ONLY CONDENSED STATEMENTS OF CASH FLOWS

                                                                                       YEAR ENDED
                                                                                      DECEMBER 31,
                                                                            1994          1995           1996
                                                                         ----------  --------------  ------------
                                                                                 IN THOUSANDS OF DOLLARS
OPERATING ACTIVITIES
  Net income...........................................................  $    7,486   $     10,300   $     36,325
  Adjustments to reconcile net income to cash provided by operating activities:
    Equity in earnings of Essex Group, Inc.............................     (30,171)       (19,523)       (36,388)
    Non cash interest expense..........................................      36,183         14,476        --
    Provision for deferred income taxes................................         575          1,511        --
    Loss on repurchase of debt.........................................         187        --             --
  Changes in operating assets and liabilities:
    Increase (decrease) in accounts payable and accrued liabilities....       2,262         (3,708)            73
    (Increase) decrease in amount due from Essex Group, Inc............     (14,616)        32,595         (4,769)
    (Increase) decrease in other assets................................       2,704         (1,555)         1,851
                                                                         ----------  --------------  ------------
      NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES.............       4,610         34,096         (2,908)
                                                                         ----------  --------------  ------------
FINANCING ACTIVITIES
  Preferred stock redemption...........................................      --            --             (59,277)
  Common stock issuance................................................      --            --              63,677
  Dividend received from Essex Group, Inc..............................      --            238,748        --
  Proceeds from exercised stock options................................          21        --             --
  Repurchase of senior discount debentures.............................      (4,745)      (272,850)       --
                                                                         ----------  --------------  ------------
      NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES.............      (4,724)       (34,102)         4,400
                                                                         ----------  --------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................        (114)            (6)         1,492
  Cash and cash equivalents at beginning of year.......................         158             44             38
                                                                         ----------  --------------  ------------
  Cash and cash equivalents at end of year.............................  $       44   $         38   $      1,530
                                                                         ----------  --------------  ------------
                                                                         ----------  --------------  ------------

                   See Note to Condensed Financial Statements

                                                                   SCHEDULE I
                                                                   (CONTINUED)

                            ESSEX INTERNATIONAL INC.

               PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

                     NOTE TO CONDENSED FINANCIAL STATEMENTS

    Detailed notes to consolidated financial statements of Essex International Inc. (formerly known as BCP/Essex Holdings Inc.) ("ESI") are included beginning on page F-6.

    ESI is beneficially owned by Bessemer Holdings, L.P., members of management, other current and former employees of Essex Group, Inc. ("Essex") and certain other investors. ESI is the holding company for Essex. The principal asset of ESI is all of the outstanding common stock of Essex. The investment in Essex is accounted for using the equity method for this presentation. All of such stock is pledged to the lenders of Essex under bank financing agreements. Generally, ESI has no source of income other than the earnings, if any, of Essex.

    ESI and Essex file a consolidated U.S. federal income tax return. Under a tax sharing agreement, Essex' aggregate income tax liability is calculated as if it were to file a separate return with its subsidiaries.

                                                                     SCHEDULE II

                            ESSEX INTERNATIONAL INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                     YEAR ENDED DECEMBER 31,
                                                                               ------------------------------------
                                                                                 1994          1995         1996
                                                                               ---------  --------------  ---------
                                                                                     IN THOUSANDS OF DOLLARS
Allowance for doubtful accounts:
  Balance at beginning of year ..............................................  $   2,811    $    3,537    $   3,930
  Provision..................................................................      1,332           676        1,782
  Write-offs ................................................................       (900)         (476)        (738)
  Recoveries ................................................................        294           193          265
                                                                               ---------       -------    ---------
  Balance at end of year ....................................................  $   3,537    $    3,930    $   5,239
                                                                               ---------       -------    ---------
                                                                               ---------       -------    ---------

                                 EXHIBIT INDEX


 EXHIBIT
   NO.
---------

    **1.1  --Form of U.S. Underwriting Agreement

    **1.2  --Form of International Underwriting Agreement

      2.1  --Agreement and Plan of Merger, dated as of July 24, 1992, between B E Acquisition Corporation and the
             Registrant (then known as MS/Essex Holdings, Inc.), incorporated by reference to Exhibit 2.1 to the
             Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the
             "Commission") on August 10, 1992 (Commission File No. 1-10211)

      2.2  --Amendment dated as of October 1, 1992, to the Agreement and Plan of Merger between B E Acquisition
             Corporation and the Registrant, incorporated by reference to Exhibit 2.2 to the Registrant's Current
             Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211)

      2.3  --Stock Purchase Agreement, dated January 15, 1988 between the Registrant (then known as MS/Essex
             Holdings Inc.) and United Technologies Corporation, incorporated by reference to Exhibit 2.02 to
             Essex Group, Inc.'s Registration Statement on Form S-1, filed with the Commission on March 24, 1988
             (Commission File No. 33-20825)

    **3.1  --Form of Second Amended and Restated Certificate of Incorporation of the Registrant

      3.2  --Conformed Restated Certificate of Incorporation of the Registrant, incorporated by reference to
             Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on November
             13, 1996 (Commission File No. 1-10211)

    **3.3  --Form of By-laws of the Registrant

      4.1  --Stock and Warrant Subscription Agreement dated as of October 9, 1992, among B E Acquisition
             Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman,
             Sachs & Co. and Chemical Equity Associates, A California Limited Partnership, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the Commission on
             October 26, 1992 (Commission File No. 1-10211)

      4.2  --Warrant Agreement dated as of October 9, 1992, among B E Acquisition Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc. and certain affiliates of Goldman, Sachs & Co., incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K, filed with the Commission on
             October 26, 1992 (Commission File No. 1-10211)

      4.3  --Amendment No. 2 dated as of June 5, 1995 to the Stock and Warrant Subscription Agreement dated as of
             October 9, 1992 among the Registrant, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman, Sachs & Co., and Chemical Equity Associates, A California Limited
             Partnership incorporated by reference to Exhibit 4.04 of the Registrant's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1996, filed with the Commission on February 19, 1997
             (Commission File No. 1-10211)

      4.4  --Indenture dated as of May 7, 1993, among Essex Group, Inc. and NBD Bank, National Association, as
             trustee under which the 10% Senior Notes Due 2003 are outstanding, incorporated by reference to
             Exhibit 4.1 to the Essex Registration Statement on Pre-Effective Amendment No. 1 to Form S-2
             (Commission File No. 33-59488)

 EXHIBIT
   NO.
---------
    **4.5  --Amended and Restated Credit Agreement, dated as of October 31, 1996, among the Registrant, Essex
             Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent

      4.6  --Credit Agreement dated as of October 31, 1996, among the Registrant, Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent, incorporated by reference to
             Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on November
             13, 1996 (Commission File No. 1-10211)

      4.7  --Senior Unsecured Note Agreement dated as of April 12, 1995, among the Registrant, as guarantor, Essex
             Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent, incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 12, 1995 (Commission File No. 1-10211)

      4.8  --Agreement and Lease dated as of April 12, 1995, between Mellon Financial Services Corporation #3 and
             Essex Group, Inc., incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on
             Form 10-Q, filed with the Commission on May 12, 1995 (Commission File No. 1-10211)

      5    --Opinion of Cravath, Swaine & Moore

      9.1  --Management Stockholders and Registration Rights Agreement dated as of October 9, 1992, among B E
             Acquisition Corporation, Bessemer Capital Partners, L.P. and certain employees of the Registrant's subsidiaries, incorporated by reference to Exhibit 28.3 to the registrant's Current Report on Form
             8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211)

      9.2  --Form of Irrevocable Proxy dated as of October 9, 1992, granted to Bessemer Capital Partners, L.P. by certain employees of the Registrant's subsidiaries, incorporated by reference to Exhibit 28.4 to the
             Registrant's Current Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission
             File No. 1-10211)

      9.3  --Form of Irrevocable Proxy dated December 1996, granted to Bessemer Holdings, L.P. by certain employees of the Registrant's subsidiaries, incorporated by reference to Exhibit 9.06 to the
             Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the
             Commission on February 19, 1997 (Commission File No. 1-10211)

      9.4  --Amendment No. 1 dated as of July 3, 1996, to the Management Stockholders Agreement, incorporated by reference to Exhibit 9.04 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211)

      9.5  --Amendment No. 2 dated as of December 11, 1996, to the Management Stockholders Agreement, incorporated by reference to Exhibit 9.05 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211)

    **9.6  --Termination, Amendment and Approval Agreement

     10.1  --Engagement Letter dated July 22, 1992 between Bessemer Capital Partners, L.P. and Donaldson, Lufkin &
             Jenrette Securities Corporation, incorporated by reference to Exhibit 10.10 to the Essex Annual
             Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 1-7418)

     10.2  --Amendment dated October 9, 1992 among Bessemer Capital Partners, L.P., B E

 EXHIBIT
   NO.
---------
             Acquisition Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs &
             Co., to Engagement Letter dated July 22, 1992 among Bessemer Capital Partners, L.P. and Donaldson,
             Lufkin & Jenrette Securities Corporation, incorporated by reference to Exhibit 10.11 to the Essex
             Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission file No. 1-74181)

     10.3  --Advisory Services Agreement dated as of December 15, 1992, among Bessemer Capital Partners, L.P., the
             Registrant and Essex Group, Inc. incorporated by reference to Exhibit 10.15 to the registrant's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 1-10211)

   **10.4  --Form of Registration Rights Agreement between Bessemer Holdings, L.P. and the Registrant

   **10.5  --Form of Termination Benefits Agreement

     10.6  --Registration Rights Agreement ("Registration Rights Agreement") dated as of October 9, 1992, among B
             E Acquisition Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman, Sachs & Co., and Chemical Equity Associates, A California Limited Partnership,
             incorporated by reference to Exhibit 28.2 to the Registrant's Current Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211)

     10.7  --Amendment No. 1 dated as of June 5, 1995, to the Registration Rights Agreement incorporated by reference to Exhibit 99.02 of the Registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211)

     10.8  --Amended and Restated Stock Option Plan ("Stock Option Plan") of the Registrant, incorporated by reference to Exhibit 4.7 to the Registrant's Current Report on Form 8-K, filed with the Commission on
             October 26, 1992 (Commission File No. 1-10211)

     10.9  --Amendment No. 1 to the Stock Option Plan, incorporated by reference to Exhibit 99.04 to the
             Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the
             Commission on February 19, 1997 (Commission File No. 1-10211)

  **10.10  --Form of Amendment No. 2 to Stock Option Plan

   **11.1  --Pro forma earnings per share

   **21.1  --Subsidiaries of the Registrant

   **23.1  --Consent of Ernst & Young LLP

     23.2  --Consent of Cravath, Swaine & Moore (included in Exhibit 5)

   **24.   --Powers of Attorney (included in signature page of previous filing)


------------------------

**  Previously filed.